INVESTMENT SERVICE AGREEMENT


         THIS INVESTMENT SERVICE AGREEMENT, to be effective the 31st day of October, 2002, by and between PRINCIPAL INVESTORS FUND, INC. (the "Fund"), an open-end investment company formed under the laws of Maryland, PRINCIPAL MANAGEMENT CORPORATION ("Manager"), an Iowa corporation, and PRINCIPAL LIFE INSURANCE COMPANY, a specially chartered Iowa life insurance company;

                              W I T N E S S E T H:

         WHEREAS, Principal Life Insurance Company has organized the Manager to serve as investment adviser and is the owner (through its subsidiaries) of all of the outstanding stock of the Manager; and

         WHEREAS, the Manager and the Fund have entered into a Management Agreement whereby the Manager undertakes to furnish the Fund with investment advisory services for the Technology Fund, a series of the Fund; and

         WHEREAS, Principal Financial Group has reached a definitive agreement to sell significant portions of BT Financial Group businesses, including Principal Capital Global Investors Limited, the sub-advisor for the Technology Fund resulting in the termination of such sub-advisory services as of October 31, 2002; and

         WHEREAS, the Board of Directors of the Fund have called for a meeting of the shareholders of the Technology Fund to be held on November 20, 2002 to vote on a proposal to permit the assets of the Technology Fund to be acquired by the LargeCap Growth Fund, another series of the Fund and, if approved, the assets of the Technology Fund will be acquired by the LargeCap Growth Fund as of the close of business on December 4, 2002; and

         WHEREAS, the Fund and the Manager want to assure investment advisory services continue to be provided until such time as the Technology Fund's assets are acquired by the LargeCap Growth Fund; and

         WHEREAS, the Manager has the right under the Management Agreement to appoint one or more sub-advisors to furnish such services to the Fund; and

         WHEREAS, Principal Life Insurance Company is willing to make available to the Manager on a part-time basis certain employees and services of Principal Life Insurance Company and its subsidiaries for the purpose of better enabling the Manager to fulfill its investment advisory obligations under the Management Agreement, provided that the Manager bears all costs allocable to the time spent by them on the affairs of the Manager, and the Manager and the Fund believe that such an arrangement will be for their mutual benefit:

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

          1. The Manager shall have the right to use, on a part-time basis, and Principal Life Insurance Company shall make available on such basis, such employees of Principal Life Insurance Company and its subsidiaries and for such periods as may be agreed upon by the Manager and Principal Life Insurance Company and its
               subsidiaries, as reasonably needed by the Manager in the performance of its investment advisory services under the Management Agreement. It is anticipated that such employees will be persons employed in the Investment Department of Principal Life Insurance Company or its subsidiaries. Principal Life Insurance Company will also make available to the Manager or the Fund such clerical, stenographic and administrative services as the Manager may reasonably request to facilitate its performance of such investment advisory services.

          2. The employees of Principal Life Insurance Company and its subsidiaries in performing services for the Manager hereunder may, to the full extent that they deem appropriate, have access to and utilize statistical and economic data, investment research reports and other material prepared for or contained in the files of the Investment Department of Principal Life Insurance Company or its subsidiaries which is relevant to making investments for the Fund, and may make such materials available to the Manager, provided, that any such materials prepared or obtained in connection with a private placement or other non-public transaction need not be made available to the Manager if Principal Life Insurance Company or its subsidiaries deem such materials confidential.

          3. Employees of Principal Life Insurance Company or its subsidiaries performing services for the Manager pursuant hereto shall report and be responsible solely to the officers and directors of the Manager or persons designated by them. Principal Life Insurance Company or its subsidiaries shall have no responsibility for investment recommendations and decisions of the Manager based upon information or advice given or obtained by or through such Principal Life Insurance Company employees or employees of Principal Life Insurance Company subsidiaries.

          4. Principal Life Insurance Company will, to the extent requested by the Manager, supply to employees of the Manager (including part-time employees of Principal Life Insurance Company or its subsidiaries serving the Manager) such clerical, stenographic and administrative services and such office supplies and equipment as may be reasonably required in order that they may properly perform their respective functions on behalf of the Manager in connection with its performance of its investment advisory services under the Management Agreement.

          5. The obligation of performance under the Management Agreement is solely that of the Manager, and Principal Life Insurance Company and its subsidiaries undertake no obligation in respect thereto, except as otherwise expressly provided herein.

          6. In consideration of the services to be rendered by Principal Life Insurance Company or its subsidiaries and their employees pursuant to this Investment Service Agreement, the Manager agrees to pay Principal Life Insurance Company or its subsidiaries within  10  days  after  the end of each  calendar  month,  or as otherwise agreed, an amount calculated in accordance with Schedule A, attached hereto.

          7. This Investment Service Agreement shall remain in force until the assets of the Technology Fund are acquired by the LargeCap Growth Fund, but shall terminate in any event on March 27, 2003 unless it is approved by a vote of a majority of the outstanding voting securities of the Technology Fund. If approved by the shareholders, this Agreement shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company or its subsidiaries, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Fund, by the Manager, or by Principal Life Insurance Company. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 7, the definitions contained in Section 2(a) of the Investment Company Act of 1940 (particularly the definitions of "interested person", "assignment" and "voting security") shall be applied.

          8. Any notice under this Investment Service Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other parties at such addresses as such other parties may designate for the receipt of such notices. Until further notice it is agreed that the address of the Fund, that of the Manager and that of Principal Life Insurance Company and its subsidiaries for this purpose shall be 711 High Street, Des Moines, Iowa 50392.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in three counterparts by their duly authorized officers the day and year first above written.


                     PRINCIPAL INVESTORS FUND, INC.

                    By      /s/ A. S. Filean
                       ----------------------------------------------------
                       A. S. Filean, Senior Vice President and Secretary


                     PRINCIPAL MANAGEMENT CORPORATION

                    By     /s/ Ralph C. Eucher
                       ----------------------------------------------------
                       R. C. Eucher, President


                     PRINCIPAL LIFE INSURANCE COMPANY

                    By     /s/ Mike Beer
                       ----------------------------------------------------
                       M. J. Beer, Vice President


                                   SCHEDULE A


For the services provided and the expenses incurred by Principal Life or its subsidiaries pursuant to the Investment Service Agreement, the Manager, not the Fund, shall pay Principal Life or its subsidiaries a fee, computed daily and paid monthly, at an annual rate of 0.0% of the Fund's average daily net assets.